Exhibit 1.1

EXECUTION VERSION

NAVIOS MARITIME HOLDINGS INC.

(a Marshall Islands Corporation)

4,200,000 AMERICAN DEPOSITARY SHARES EACH REPRESENTING 1/100th

OF ONE SHARE OF 8.625% SERIES H CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK (LIQUIDATION PREFERENCE: $25.00

PER AMERICAN DEPOSITARY SHARE)

UNDERWRITING AGREEMENT

June 30, 2014

June 30, 2014

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Navios Maritime Holdings Inc., a Marshall Islands corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as managers (in such capacity, the “Managers”), 42,000 shares of its 8.625% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), in the form of 4,200,000 depositary shares, each representing 1/100th of one share of Preferred Stock (the “Depositary Shares”, and such Depositary Shares, the “Initial Shares”), deposited against delivery of depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares that are to be issued by The Bank of New York Mellon, as depositary (the “Depositary”) under the Deposit Agreement dated the date hereof among the Company, the Depositary and the holders of Depositary Receipts issued thereunder (the “Deposit Agreement”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 6,300 shares of its Preferred Stock in the form of 630,000 Depositary Shares to cover over-allotments, if any (such Depositary Shares, the “Option Shares”; and the Option Shares, together with the Initial Shares, being hereinafter called the “Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase Option Shares granted to the Underwriters in Section 2 hereof. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Managers as used herein shall mean you, as Underwriters, and the terms Managers and Underwriters shall mean either the singular or plural as the context requires.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-189231), including a base prospectus, relating to the Preferred Stock and the Depositary Shares. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement to the base prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Securities Act”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Shares that omitted Rule 430B Information, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, on each date and time that such registration statement and any post-effective amendment or amendments thereto became or becomes effective, and including the documents filed as part thereof and the Rule 430B Information, is herein called the “Registration Statement.” The registration statement on Form F-6 relating to the Depositary Shares, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional shares of Preferred Stock and/or additional Depositary Shares pursuant to Rule 462(b) of the Securities Act (“Rule 462(b)”), which is herein referred to as the “Rule 462(b) Registration Statement,” then any reference herein to the term “Registration Statement” and the term “ADS Registration Statement” shall be deemed to include the corresponding Rule 462(b) Registration Statement.

The base prospectus, as supplemented by the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering, including any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Date referred to in Section 4 hereof (unless otherwise noted below), and agrees with each of the Underwriters that:

(a) Each of the Registration Statement and the ADS Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) PricewaterhouseCoopers S.A. (“PWC”), accountants who reported on the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(d) There are no restrictions on subsequent transfers of the Shares under the laws of the Republic of the Marshall Islands.

(e) The financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus except as otherwise disclosed therein. The “as adjusted” financial information of the Company and its subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization” has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(f) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of Marshall Islands and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to enter into and perform its obligations under this Agreement and the Deposit Agreement and to issue, sell and deliver the Preferred Stock comprising the Shares as contemplated herein and therein. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as defined below).

(h) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each additional subsidiary listed on Schedule III hereto as an additional designated subsidiary (each of the foregoing significant subsidiaries and additional designated subsidiaries, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”; for the avoidance of doubt, Acropolis Chartering and Shipping Inc. shall not be considered a Designated Subsidiary) has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. The other subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(i) This Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. The deposit of the Preferred Stock in respect of the Depositary Shares by the Company in accordance with the Deposit Agreement has been duly authorized and, upon due issuance by the Depositary of the Depositary Receipts evidencing the Depositary Shares against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with this Agreement, the Depositary Receipts will be duly and validly issued under the Deposit Agreement and will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, except that the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(j) The authorized capital stock of the Company (including, without limitation, the Preferred Stock) conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k) As of March 31, 2014, on an as adjusted basis after giving effect to the transactions described under the heading “Capitalization” in the Time of Sale Prospectus and the Prospectus, the Company would have had the outstanding capitalization as set forth therein. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(l) The Certificate of Designation (the “Certificate of Designation”) has been duly authorized, adopted and approved by the Board of Directors of the Company, and no further corporate action is required in connection therewith, other than filing such certificate with the Registry of the Marshall Islands. The form of certificate representing the Preferred Stock comprising the Shares (i) complies with the requirements of the Company’s Amended and Restated Articles of Incorporation and (ii) does not violate the laws of the Republic of the Marshall Islands. The Preferred Stock comprising the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Preferred Stock will not be subject to any preemptive or similar rights; the Preferred Stock comprising the Shares will be when, delivered hereunder, free and clear of any securing interests, claims, liens, equities or encumbrances.

(m) Neither the Company nor any of the Designated Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Designated Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Deposit Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby and the consummation of transactions contemplated herein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Designated Subsidiaries pursuant to, the Agreements and Instruments except for conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that individually or in the aggregate would not result in a Material Adverse Effect, nor will such action result in any violation of (a) the provisions of the charter or by-laws of either the Company or any of the Designated Subsidiaries or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Designated Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Designated Subsidiaries.

(n) The terms of the Deposit Agreement, the Depositary Shares and the Depositary Receipts conform in all material aspects as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(o) The Company has applied to have the Depositary Shares listed on the New York Stock Exchange (“NYSE”).

(p) No labor dispute with the employees of the Company or any of the Designated Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of the Designated Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(q) Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Designated Subsidiaries which could reasonably be expected to, individually or in the aggregate result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect (x) the properties or assets of the Company or any of the Designated Subsidiaries, (y) the consummation of the transactions contemplated by this Agreement or (z) the performance by the Company of its respective obligations hereunder.

(s) Neither the Company nor any of its affiliates, as such term is defined in Rule 405 of the Securities Act, has taken, nor will any such person take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of this Agreement and the Deposit Agreement, except such as have been already obtained or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the securities or Blue Sky laws of the laws of the states of the United States in connection with the offer and sale of the Shares.

(u) Each of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by the subsidiaries of the Company has been duly registered in the name of the relevant subsidiary (as applicable) under the laws and regulations and flag of the nation of its registration and no other action is necessary to establish and perfect such entity’s title to and interest in any of the vessels as against any charterer or third party, and all such vessels are owned directly by such subsidiary free and clear of all material liens, claims, security interests or other encumbrances, except such as are described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(v) The Company and the Designated Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) neither the Company nor any of the Designated Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company nor any of the Designated Subsidiaries has therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(w) The Company and the Designated Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and the Designated Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of the Designated Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x) The Company and the Designated Subsidiaries have good title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as owned by the Company and the Designated Subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (x) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (y) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or, in the case of vessels, be expected to materially interfere with the use made and proposed to be made of such property by the Company or any of the Designated Subsidiaries. All of the leases and subleases material to the business of the Company and the Designated Subsidiaries, considered as one enterprise, and under which the Company or any of the Designated Subsidiaries holds properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are in full force and effect. Neither the Company nor any of the Designated Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Designated Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, other than such claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Company is not, and after giving effect to the offering and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(z) Based on its actual and projected income, assets and activities, the Company should not be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the 2013 taxable year and subsequent taxable years.

(aa) After giving effect to the offering and the exercise in full of the option provided in Section 2 hereof, based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company believes it has qualified for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Code, as amended, for the tax year ended December 31, 2013 and will qualify for future tax years, provided that (i) the Company’s common stock represents more than 50% of the total combined voting power of all classes of the Company’s stock entitled to vote and of the total value of the Company’s stock, and (ii) less than 50% of its common stock is owned by “5-percent shareholders” as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days in the relevant year.

(bb) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Designated Subsidiaries is in violation of or has liability pursuant to any treaty, protocol, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative agreement, order, consent, decree, injunction or judgment, relating in any way to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, use, treatment, storage, or disposal of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Designated Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating in any way to any Environmental Law against the Company or any of the Designated Subsidiaries and (D) to the knowledge of the Company and its subsidiaries, there are no events or circumstances that would reasonably be expected to form the basis of an administrative or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Designated Subsidiaries relating in any way to Hazardous Materials or Environmental Laws.

(cc) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(dd) Neither the Company nor any of the Designated Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Designated Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any

“foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Designated Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith or (ii) the Bribery Act 2010 of the United Kingdom.

For the avoidance of doubt, as used in this subsection (dd) and in subsections (ff) and (mm), references to any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Designated Subsidiaries shall be deemed to refer to such persons only insofar as they act in such capacities.

As used in this subsection (dd) and subsections (p), (r), (ee) and (ff), the knowledge of the Company shall mean the actual knowledge of the directors, executive officers and significant employees named in our Form 20-F for the year ended December 31, 2013 (or to be so named in our Form 20-F for the year ended December 31, 2014 and who currently serve as such or are employed by the Company as of the date of this Agreement).

(ee) The operations of the Company and the Designated Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Designated Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) Neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, affiliate or agent of the Company or any of its subsidiaries or any entity or individual (“Person”) in control or acting on behalf of the Company, is, (i) the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United States Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, vessel or other Person, to fund any activities of or business with any Person or vessel, in Burma/Myanmar, Cuba, Iran, North Korea, Sudan, Syria or any other country or territory that, at the time of such funding, is the subject of Sanctions, or in any manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company, any of its subsidiaries (while a subsidiary) nor, to the knowledge of the Company, any director, officer or agent of the Company or any of its subsidiaries or any Person in control of the Company has, within the past five years, (i) engaged in or is currently engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction would subject the Company, any of its subsidiaries or any of its directors, officers, agents or entity or Person in control of the Company to Sanctions or (ii) been subject to civil or criminal enforcement for the violation of Sanctions. The Company will operate its business in a manner that is compliant with Sanctions laws from the perspective of the Company, its subsidiaries, any director officer or other affiliate or agent of the Company or any of its subsidiaries and/or any person participating in the offering, whether as underwriter, advisor, investor or otherwise, and will take such actions as it may be permitted to take under law and contract as it may deem necessary or appropriate to avoid violations of Sanctions laws from such various perspectives including, to the extent so necessary, the exercise of its contract rights to reject port calls in certain locations, including Iran, by its charterers. The Company has and will maintain in place written systems, policies and procedures reasonably designed to monitor and ensure compliance with the preceding representations. For purposes of this representation, the representation shall be the Company’s knowledge with respect to any asset before the Company’s acquisition of the asset.

(gg) No supplier of merchandise to the Company or any of the Designated Subsidiaries has ceased shipments to the Company or any of the Designated Subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would reasonably be expected to result in a Material Adverse Effect.

(hh) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company.

(ii) No transfer, stamp or similar tax or duty or withholding tax or duty is payable under the laws of the Republic of the Marshall Islands (or any political subdivision thereof) in connection with the creation, issuance or delivery of the Preferred Stock or the Shares, or the sale or transfer of any of the Preferred Stock or the Shares or with respect to the execution and delivery of or performance by the respective parties under this Agreement, the Deposit Agreement or the Certificate of Designation.

(jj) Each of the Company and its subsidiaries has timely filed (taking into account any properly obtained valid extensions with respect thereto) all U.S. federal, state, local and non-U.S. income and franchise tax returns required to be filed through the date hereof (except in any case in which the failure to file such tax returns would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect) and has paid all taxes due thereon (including in its capacity as a withholding agent), except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or except in any case where the failure to pay such taxes would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no tax deficiencies, assessments or other claims that have been, or to the knowledge of the Company, could reasonably be expected to be, asserted against the Company or any of its subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(kk) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(ll) The Company and the Designated Subsidiaries carry or are entitled to the benefits of insurance with financially sound and reputable insurers in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as it may deem appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(mm) No relationship, direct or indirect, exists between or among the Company or any subsidiary or Affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any subsidiary, on the other hand, which is required by the rules and regulations of the Commission under the Securities Act to be described in a registration statement on Form F-3 which is not so described or is not described as required in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(nn) The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and are presented in good faith.

(oo) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made therein without a reasonable basis or has been presented therein other than in good faith.

(qq) The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act).

(rr) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, dividends and distributions paid with respect to the Preferred Stock to the Depositary or the holders of the Preferred Stock or the Shares and payments made by the Company to the Underwriters under this Agreement will not be subject under the current laws of the Republic of the Marshall Islands or any political subdivision thereof to any withholding or similar charges for or on account of taxation.

(ss) The choice of the laws of the State of New York as the governing law of each of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the jurisdiction of formation of the Company (each a “Relevant Jurisdiction”) and any political subdivision thereof and courts of each Relevant Jurisdiction should honor this choice of law. The Company has the power to submit and pursuant to Section 12 of this Agreement has legally, validly, effectively and irrevocably submitted to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Shares by the Company to the Underwriters under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and the Company has the power to designate, appoint and empower and pursuant to Section 13 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manners set forth therein.

(tt) The Company, and its obligations under this Agreement, are subject to civil and commercial law and to suit and none of the Company or any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any of any Greek, Marshall Islands, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(uu) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and subject to the relevant exequatur procedure and to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for the Company, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any of this Agreement, the Deposit Agreement or the Shares would be declared enforceable against the Company, by the courts of any Relevant Jurisdiction without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty.

(vv) It is not necessary under the laws of any Relevant Jurisdiction or any political subdivision thereof or authority or agency therein (i) in order to enable a subsequent purchaser of Shares or an owner of any interest therein to enforce its rights under the Shares or to enable an Underwriter to enforce its rights under any of the Shares or (ii) as a result solely of any such subsequent purchaser, other owner or Underwriter holding of Shares, for such subsequent purchaser, other owner or Underwriter to be licensed, qualified, or otherwise entitled to carry on business in such Relevant Jurisdiction or any political subdivision thereof or authority or agency therein; each of this Agreement, the Deposit Agreement and the Shares are in proper legal form under the laws of each Relevant Jurisdiction and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company, as applicable and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Shares in any Relevant Jurisdiction or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of such Relevant Jurisdiction or any political subdivision thereof.

(ww) Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Managers or to counsel for the Underwriters, in each case in connection with closing of the sale of the Shares, shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Initial Shares set forth in Schedule I hereto opposite such Underwriter’s name at a purchase price of $24.2125 per Depositary Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 630,000 Option Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Shares but not payable on such Option Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Initial Shares nor later than ten business days after the date of such notice. Option Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of Initial Shares. On each day, if any, that Option Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Shares to be purchased on such Option Closing Date as the number of Initial Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Initial Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $25.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.50 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.45 a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, 10005, or at such other place as shall be agreed upon by the Managers and the Company, at 10:00 A.M. (Eastern time) on July 8, 2014 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Managers and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Managers and the Company, at 10:00 A.M. (Eastern Time) on each Option Closing Date as specified in the notice described in Section 2 from the Managers to the Company, or such other time on the same date or on such other date as shall be agreed upon by the Managers and the Company.

Payment for the Initial Shares, and for any of the Option Shares, if applicable, shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Managers through the facilities of the Depositary Trust Company for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase. Each Manager, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Managers may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by the Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

5. Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of an officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Each of the Registration Statement and the ADS Registration Statement, including any Rule 462(b) Registration Statement, has become and remains effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b) On the Closing Date, the Managers shall have received the favorable opinion, dated as of the Closing Date of:

(i) Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters.

(ii) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., tax counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters.

(iii) Vasiliki Papaefthymiou, Executive Vice President—Legal of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters.

(iv) Reeder & Simpson, P.C., Marshall Islands counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters.

(v) Emmet, Marvin & Martin, LLP, counsel to the Depositary, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters.

(c) On the Closing Date, the Managers shall have received the favorable opinion, dated as of the Closing Date, of Cahill Gordon & Reindel llp counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters with respect to such matters as the Managers may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(e) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Time of Sale Prospectus, any Material Adverse Effect, and the Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Company in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (ii) the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

(f) At the time of the execution of this Agreement, the Managers shall have received from PWC a letter dated such date, in form and substance satisfactory to the Managers, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein).

(g) On the Closing Date, the Managers shall have received from PWC a letter, dated as of the Closing Date, which shall (i) reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date and (ii) extend to the financial information, if any, contained in the Prospectus and not contained in the Time of Sale Prospectus.

(h) Prior to the Closing Date, an application shall have been made for admission, listing and trading of the Shares on the NYSE, and satisfactory evidence of such shall have been provided to the Managers.

(i) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), and prior to or on the Closing Date, there shall not have been any change, or any development involving a prospective change, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Prospectus and Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is in the sole judgment of the Managers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(j) In the event that the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by any of the Company hereunder shall be true and correct as of each Option Closing Date and, at the relevant Option Closing Date, the Managers shall have received:

(i) A certificate, dated such Option Closing Date, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, confirming that the certificate they delivered on the Closing Date pursuant to Sections 5(d) and 5(e) hereof remain true and correct as of such Option Closing Date.

(ii) The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(b)(i) hereof.

(iii) The favorable opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(b)(ii) hereof.

(iv) The favorable opinion of Vasiliki Papaefthymiou, Executive Vice President—Legal of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(b)(iii) hereof.

(v) The favorable opinion of Reeder and Simpson, P.C., Marshall Islands counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b)(iv) hereof.

(vi) The favorable opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b)(v) hereof.

(vii) The favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(viii) A letter from PWC, in form and substance satisfactory to the Managers and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Managers pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(k) The Company shall have executed the Certificate of Designation. The Deposit Agreement shall have been executed and delivered by each party thereto.

(m) On the Closing Date and at each Option Closing Date counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Managers and counsel for the Underwriters.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to each Underwriter during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, each preliminary prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to (1) qualify to do business in any jurisdiction where it is not now so qualified, (2) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or (3) take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to any degree greater than it is now subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the issuance, sale, transfer and delivery of the Shares to the Underwriters, including any transfer taxes, any stamp or other duties payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (subject to a maximum of, together with the fees and disbursements of counsel referred to in clause (iii) of this Section, $10,000), (v) all costs and expenses incident to listing the Shares on NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses associated with the Deposit Agreement and the fees of the Depositary and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Preferred Stock or substantially similar security or any securities convertible into or exercisable or exchangeable for Preferred Stock or a substantially similar security (including, without limitation, any Depositary Shares), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Preferred Stock or a substantially similar security, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Preferred Stock or substantially similar security or any securities convertible into or exercisable or exchangeable for Preferred Stock or a substantially similar security (including, without limitation, any Depositary Shares). The foregoing sentence shall not apply to the Preferred Stock or Shares to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, and, in either case, unless an exemption from the relevant FINRA rules applies, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall provide Morgan Stanley & Co. LLC with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

(k) The Company will use its commercially reasonable efforts to effect the listing of the Shares on the NYSE within 30 days of the Closing Date.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, the ADS Registration or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, any road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In any such proceeding, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement, by notice given by you to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Designated Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the NASDAQ Stock

Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either U.S. Federal, New York, Greek or European Union authorities.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Initial Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Initial Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Initial Shares and the aggregate number of Initial Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Initial Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Initial Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Consent to Jurisdiction. The Company irrevocably consents and agrees that any legal action, suit or proceeding brought by the Underwriters or their Affiliates against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought by the Underwriters or their Affiliates in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due (i) hereunder and (ii) in respect of all the Shares have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves.

13. Appointment of Agent for Service of Process. (a) The Company hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against them by the Underwriters or their Affiliates with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement, by serving a copy thereof upon any employee of the Company (in such capacity, the “Company Process Agent”) at any business location that the Company may maintain from time to time in the United States including, without limitation, at the offices of Navios Corporation, 825 Third Avenue, 34th Floor, New York, NY 10022.

(b) If at any time the Company does not maintain a bona fide business location in the State of New York, then the Company shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or such other third party corporate service provider of national standing as may be reasonably acceptable to the Managers), as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them by the Underwriters or their Affiliates in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”; each of the Company Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Company agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Agreement satisfactory to the Managers.

(c) The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against them by (i) serving a copy thereof upon any of the relevant Process Agents specified in clauses (a) and (b) above, or (ii) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company, at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(d) Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against them in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(e) The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(f) The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part, and shall survive delivery and payment for the Shares.

14. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

15. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the Republic of the Marshall Islands (including any political subdivision therein) or any jurisdiction in which the Company has an office from which payment is made or deemed made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as an Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

16. Judgment Currency. The Company agrees to indemnify the Underwriters against any loss incurred by such Underwriter as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY, 10005, attention of Geoffrey E. Liebmann; and notices to the Company shall be directed to the Company at 85 Akti Miaouli Street, Piraeus, Greece 185 38, attention of Executive Vice President—Legal, Vasiliki Papaefthymiou, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Stuart H. Gelfond.

Very truly yours, NAVIOS MARITIME HOLDINGS INC.

By:	/s/ Vasiliki Papaefthymiou
Name:	Vasiliki Papaefthymiou
Title:	Executive Vice President-Legal/Secretary

Accepted as of the date hereof

Morgan Stanley & Co. LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

2

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Noah Solomon
Name:	Noah Solomon
Title:	Vice President

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name:	John Han
Title:	Director

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Eunice Kang
Name:	Eunice Kang
Title:	Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

SCHEDULE I

Underwriter	Number of Initial Shares To Be Purchased
Morgan Stanley & Co. LLC	1,732,500
Credit Suisse Securities (USA) LLC	472,500
Deutsche Bank Securities Inc.	682,500
J.P. Morgan Securities LLC.	682,500
S. Goldman Capital LLC	630,000

Total:	4,200,000

I-1

SCHEDULE II

Time of Sale Prospectus

Preliminary Prospectus Supplement issued June 30, 2014 and accompanying Prospectus issued September 23, 2013.

Issuer Free Writing Prospectus issued June 30, 2014.

II-1

SCHEDULE III

Additional Designated Subsidiaries

Navios South American Logistics Inc.